News Release


UNISYS


Media Contact:  Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com


Investor Contact:
  Jim Kerr, 215-986-5795 jim.kerr@unisys.com



UNISYS ANNOUNCES PRELIMINARY THIRD-QUARTER 2005 FINANCIAL RESULTS; COMPANY ANNOUNCES STRATEGIC ACTIONS TO DRIVE PROFITABLE GROWTH, REQUIRING REVIEW OF DEFERRED TAX ASSET

BLUE BELL, Pa., October 18, 2005 - Unisys Corporation (NYSE: UIS) today reported a preliminary third-quarter 2005 net loss of $54.3 million, or 16 cents per share, including a pre-tax charge of $10.7 million, or 2 cents per share, related to the company's cash tender for its 8 1/8% notes due 2006. This compared with third-quarter 2004 net income of $25.2 million, or 7 cents per diluted share. The year-ago results included a net benefit of $8.2 million, or 2 cents per diluted share, from a tax benefit net of a charge for cost reduction actions. The results are preliminary because the strategic actions being announced today are requiring the company to review the recoverability of its $1.6 billion deferred tax asset, net. This review will be completed by the time the company files its timely third-quarter 10Q. The results of this review could impact the final third-quarter financial results.

The third-quarter 2005 results include pre-tax pension expense of $44.2 million, or 9 cents per share, compared with pension expense of $23.5 million, or 5 cents per share, in the year-ago quarter. Excluding the impact of pension expense in both periods, the third-quarter 2005 net loss was $24.3 million, or 7 cents per share, compared with net income of $41.1 million, or 12 cents per diluted share, in the third quarter of 2004. These results include the items discussed above. Revenue for the third quarter of 2005 declined 4% to $1.39 billion from $1.45 billion in the year-ago quarter. Currency had a 1 percentage-point positive impact on the company's revenue in the third quarter, reflecting a weak U.S. dollar against most major currencies worldwide.

COMMENTS FROM PRESIDENT AND CEO JOSEPH W. MCGRATH
"We are disappointed by these results, and we are taking decisive actions to accelerate our repositioning efforts," said Joseph W. McGrath, Unisys President and Chief Executive Officer. "These actions, which are beginning now and will roll out through 2006, will enable us to focus our resources on high-growth, high-return market segments, reduce costs, and drive profitable revenue growth. As these actions take hold, we believe they will enable us to build our financial momentum and result in significantly improved profitability."

McGrath said, as a result of its strategic review process, the company will take actions in the following areas:

* Focused investments. The company will focus its resources on high-growth market areas - outsourcing, open source/Linux, Microsoft solutions, and security - delivered through a vertical industry focus. Within its technology business, the company remains strongly committed to its ClearPath and ES7000 systems and will continue to invest in operating systems and software to drive continuous improvements in new features and capabilities.

* Divestitures. As it concentrates its resources on the areas discussed above, the company plans to divest non-strategic areas of the business and use the proceeds from such asset sales or divestitures to implement cost reduction actions, fund its growth businesses, and pursue complementary tuck-in acquisitions.

* Cost reduction. The company plans to rightsize its cost structure to support its more focused business model and to improve margins. As a result of a series of actions in services delivery, research and development, and selling, general, and administrative areas, the company plans to reduce its headcount by 10% of its current workforce over the next year. Unisys expects to take cost restructuring charges of approximately $250 - $300 million through 2006 for these actions. These actions are expected to yield approximately $250 million of annualized cost savings on a run-rate basis by the end of 2007.

* Sales and marketing. The company continues to make significant changes to its sales and marketing programs to support its more focused model and drive profitable order and revenue growth. In the sales area, Unisys has recently significantly strengthened its business development skills by recruiting first-class sales management and personnel and by implementing high-impact training to more effectively manage relationships with large accounts and drive new business.

"We believe these actions will position Unisys as a major player in large, fast-growing market areas, with a competitive cost structure, and a highly skilled, highly focused workforce," McGrath said. "As the actions take hold, they should enable us to grow at or above industry growth rates, significantly expand our margins and profitability, and position Unisys as a leader in our chosen market segments."

THIRD-QUARTER COMPANY RESULTS
The company reported a decline in overall orders in the third quarter.
Services orders declined double digits, driven by substantial order declines in the outsourcing business, which can vary substantially from quarter to quarter. Systems integration and consulting orders grew double digits over a year ago. In technology, growth in ES7000 orders was offset by order declines for ClearPath mainframes.

Significant contracts signed in the quarter included:

* An IT outsourcing contract from the U.S. Department of Health and Human Services (HHS) under which Unisys will support 8,000 users across eight HHS operating divisions; the contract has a three-year base period, worth approximately $65 million, and one two-year option period that is potentially worth approximately an additional $35 million;

* A significant, multi-year contract from Lufthansa Systems to provide the Unisys AirCore solution as the basis for Lufthansa Systems' next-generation airline passenger management system;

* A five-year outsourcing contract, valued at approximately $30 million, from ABN AMRO under which Unisys will process the bank's paper-based payments in the Netherlands through the Unisys Payment Services and Solutions (UPSS) operation;

* A contract from the U.S. Federal Bureau of Prisons to provide systems and services for the nationwide deployment and operation of a next-generation federal inmate telephone system; the estimated value of the three-year base period of the contract is $37 million, and if three additional one-year options are exercised, the estimated value could be as high as $96 million.

The company said its financial results in the quarter reflected weakness in its high-end server business, as a few clients deferred decisions on transactions that had been expected to close in the quarter. In its services business, the company's margins were impacted by lower-than-expected revenue, underutilization of personnel and higher implementation costs in project-based businesses, and continuing issues in the two challenging outsourcing operations.

Revenue in the U.S. grew 3% to $672 million. Revenue in international markets declined 10% in the quarter to $715 million.

The company's gross profit margin and operating profit margin in the quarter were 17.7% and (5.5%), respectively, compared with 23.6% and (2.6%) in the third quarter of 2004. The year-over-year margin declines were principally due to the impact of weakness in project-based services, lower sales of enterprise servers, and higher pension expense. Excluding pension expense in both periods, overall gross profit margin and operating profit margin for the third quarter of 2005 were 19.9% and (2.3%), respectively, compared with 24.8% and (1.0%) in the third quarter of 2004.

THIRD-QUARTER BUSINESS SEGMENT RESULTS
Unisys has a long-standing policy to evaluate business segment performance on operating income exclusive of restructuring charges and unusual and non-recurring items. Therefore, the comparisons below exclude the third-quarter 2004 cost reduction charges discussed above.

Customer revenue in the company's services segment grew 2% in the third quarter of 2005 compared with the year-ago period. Services revenue growth was driven by double-digit growth in outsourcing and single-digit growth in infrastructure services. Growth in these areas was partially offset by a single-digit revenue decline in systems integration and consulting and a double-digit revenue decline in core maintenance. On a reported basis, gross profit margin in the services business declined to 11.3% from 16.2% a year ago, while the services operating margin was (5.1%) compared with (0.2%) a year ago. The services margin declines in the quarter primarily reflected the weakness in project-based services as well as the increase in pension expense. Excluding the impact of pension expense in both periods, services gross profit margin declined to 13.8% from 17.6% a year ago, while services operating margin declined to (2.0%) compared with 1.6% a year ago.

Customer revenue in the company's technology segment declined 29% in the third quarter. Sales of enterprise servers and specialized equipment both showed double-digit declines in the quarter. On a reported basis, technology gross margin declined to 42.4% from 51.0% a year ago, and technology operating margin declined to (5.9%) from 13.9% a year ago. Excluding the impact of pension expense in both periods, the technology gross margin decreased to 42.8% in the third quarter of 2005 from 51.1% in the year-ago quarter and the technology operating margin declined to (3.0%) compared with 14.7% in the year-ago period. The technology margin declines in the quarter reflected lower sales and margin in high-end enterprise servers.

CASH FLOW RESULTS
Unisys used $68 million of cash from operations in the quarter compared with cash flow from operations of $6 million in the year-ago quarter. The decline in operational cash flow year-over-year was primarily driven by lower net income.

Capital expenditures in the third quarter of 2005 were $85 million, including $60 million invested in revenue-generating projects. This compared to capital expenditures of $84 million in the year-ago quarter, including $64 million in revenue-generating projects.

During the third quarter of 2005 Unisys announced a cash tender offer for all of its $400 million of 8 1/8% senior notes due June 2006. Holders representing $342.1 million aggregate principal amount of notes, or about 86% of the notes outstanding, tendered their notes. The company financed the transaction with the proceeds of its $550 million of senior notes, which were offered during the quarter in two tranches -- $400 million of 8% senior notes due 2012 and $150 million of 8 1/2% senior notes due 2015. The company ended the quarter with $466 million of cash on hand.

BUSINESS OUTLOOK
"As we work through the current significant changes to our business, we are taking a conservative view of our financial results over the near term," McGrath said. "We look to close out 2005 with a profitable fourth quarter, excluding any impact of the planned actions, driven by higher sales of enterprise servers in our technology business. Our fourth-quarter results will be heavily dependent on our ability to close a number of very large technology transactions in the quarter. Given this dependency, our earnings per share, excluding pension expense and any impact of the planned actions, could range from 10 - 15 cents per share in the fourth quarter of 2005. We will continue to execute against our repositioning efforts and take the aggressive actions to drive improved results in 2006."

CONFERENCE CALL
Unisys will hold a conference call today at 8:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, contract values or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, the company's ability to divest non-strategic areas of the business and to use the proceeds as planned is dependent upon the market for these businesses and on the company's ability to sell them for an acceptable price. In addition, the estimated charges associated with planned cost-reduction actions are subject to change based upon the degree to which the company generates cash, the location and length of service of the affected employees, the number of employees who leave the company voluntarily, and other factors. The anticipated cost savings associated with the planned headcount reductions are subject to the risk that the company may not implement the reductions as quickly or as fully as currently planned. Statements in this release regarding contract values are based upon various assumptions, which are subject to change, including the projected volume of products and services to be provided by Unisys, the contracts continuing for their full term, and for contracts with governmental entities, the availability of appropriated funds. Accordingly, the contract values are not guaranteed. Other risks and uncertainties that could affect the company's future results include general economic and business conditions; the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings; the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences; the company's ability to grow outsourcing and infrastructure services and its ability to effectively and timely complete the related solutions implementations, client transitions to the new environment and work force and facilities rationalizations; the company's ability to effectively address its challenging outsourcing operations through negotiations or operationally and to fully recover the associated outsourcing assets; the company's ability to drive profitable growth in consulting and systems integration; the level of demand for the company's high-end enterprise servers; the company's ability to effectively rightsize its cost structure; the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements


PRESENTATION OF INFORMATION IN THIS PRESS RELEASE
This release presents information that excludes pension expense. This financial measure is considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. A reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, as well as disclosure of the reasons why the company uses this measure, is included in the financial information accompanying this release.

..
###
RELEASE NO: xxxx/xxxx (See accompanying financial information)

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
           PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                            Three Months          Nine Months
                         Ended September 30   Ended September 30
                         ------------------   ------------------
                           2005      2004       2005      2004
                         --------  --------   --------  --------
Revenue
  Services               $1,174.0  $1,147.1   $3,517.7  $3,470.9
  Technology                213.1     298.6      671.5     825.8
                         --------  --------   --------  --------
                          1,387.1   1,445.7    4,189.2   4,296.7
Costs and expenses
  Cost of revenue:
    Services              1,036.0     965.7    3,080.8   2,821.6
    Technology              105.1     139.0      324.7     375.5
                         --------  --------   --------  --------
                          1,141.1   1,104.7    3,405.5   3,197.1
  Selling, general and
    administrative          261.0     303.7      790.0     837.8
  Research and development   61.2      75.3      192.7     218.1
                         --------  --------   --------  --------
                          1,463.3   1,483.7    4,388.2   4,253.0
                         --------  --------   --------  --------
Operating income (loss)     (76.2)    (38.0)    (199.0)     43.7

Interest expense             17.1      16.2       44.9      51.4
Other income
 (expense), net              13.3      (3.0)      45.8      21.6
                         --------  --------   --------  --------
Income (loss) before
 income taxes               (80.0)    (57.2)    (198.1)     13.9
Provision (benefit) for
 income taxes               (25.7)    (82.4)     (71.2)    (59.6)
                         --------  --------   --------  --------
Net income (loss)          ($54.3)    $25.2    ($126.9)    $73.5
                         ========  ========   ========  ========
Earnings (loss) per share
Basic                     ($  .16)   $  .08    ($  .37)   $  .22
                         ========  ========   ========  ========
Diluted                   ($  .16)   $  .07    ($  .37)   $  .22
                         ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                   340,914   335,576    339,736   334,236
                         ========  ========   ========  ========
  Diluted                 340,914   337,362    339,736   338,059
                         ========  ========   ========  ========

                        UNISYS CORPORATION
                    PRELIMINARY SEGMENT RESULTS
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
September 30, 2005
------------------
Customer revenue      $1,387.1              $1,174.0      $213.1
Intersegment                       ($57.1)       4.5        52.6
                      --------   --------   --------    --------
Total revenue         $1,387.1     ($57.1)  $1,178.5      $265.7
                      ========   ========   ========    ========

Gross profit percent     17.7%                 11.3%       42.4%
                      ========              ========    ========
Operating profit
  (loss) percent         (5.5%)                (5.1%)      (5.9%)
                      ========              ========    ========
Three Months Ended
September 30, 2004
------------------
Customer revenue      $1,445.7              $1,147.1      $298.6
Intersegment                       ($63.6)       5.2        58.4
                      --------   --------   --------    --------
Total revenue         $1,445.7     ($63.6)  $1,152.3      $357.0
                      ========   ========   ========    ========

Gross profit percent     23.6%                 16.2%       51.0%
                      ========              ========    ========
Operating profit
  (loss) percent         (2.6%)                (0.2%)      13.9%
                      ========              ========    ========

Nine Months Ended
September 30, 2005
------------------
Customer revenue      $4,189.2              $3,517.7      $671.5
Intersegment                      ($192.7)      14.2       178.5
                      --------   --------   --------    --------
Total revenue         $4,189.2    ($192.7)  $3,531.9      $850.0
                      ========   ========   ========    ========

Gross profit percent     18.7%                 11.5%       45.0%
                      ========              ========    ========
Operating profit
  (loss) percent         (4.8%)                (5.1%)      (1.1%)
                      ========              ========    ========
Nine Months Ended
September 30, 2004
------------------
Customer revenue      $4,296.7              $3,470.9      $825.8
Intersegment                      ($166.6)      14.5       152.1
                      --------   --------   --------    --------
Total revenue         $4,296.7    ($166.6)  $3,485.4      $977.9
                      ========   ========   ========    ========

Gross profit percent     25.6%                 17.9%       50.7%
                      ========              ========    ========
Operating profit
  percent                 1.0%                  1.0%        9.6%
                      ========              ========    ========
* 2004 results exclude charges for cost reductions and related actions as announced on October 6, 2004

                        UNISYS CORPORATION
             PRELIMINARY CONSOLIDATED BALANCE SHEETS
                            (Millions)

                                       September 30, December 31,
                                           2005         2004
                                       ------------  ------------
Assets
Current assets
 Cash and cash equivalents                  $466.1       $660.5
 Accounts and notes receivable, net        1,118.2      1,136.8
 Inventories
   Parts and finished equipment               86.9         93.7
   Work in process and materials             109.1        122.4
 Deferred income taxes                       292.4        291.8
 Prepaid expense and other
   current assets                            142.7        112.4
                                        ----------   ----------
 Total                                     2,215.4      2,417.6
                                        ----------   ----------
Properties                                 1,326.8      1,305.5
 Less accumulated depreciation
   and amortization                          928.9        881.4
                                        ----------   ----------
 Properties, net                             397.9        424.1
                                        ----------   ----------
Outsourcing assets, net                      428.3        431.9
Marketable software, net                     335.3        336.8
Investments at equity                        197.1        197.1
Prepaid pension cost                          43.3         52.5
Deferred income taxes                      1,394.6      1,394.6
Goodwill                                     193.1        189.9
Other long-term assets                       158.3        176.4
                                        ----------   ----------
 Total                                    $5,363.3     $5,620.9
                                        ==========   ==========
Liabilities and stockholders' equity
Current liabilities
 Notes payable                                $4.7         $1.0
 Current maturities of long-term debt         60.5        151.7
 Accounts payable                            413.0        487.4
 Other accrued liabilities                 1,053.0      1,382.7
                                        ----------   ----------
 Total                                     1,531.2      2,022.8
                                        ----------   ----------
Long-term debt                             1,052.2        898.4
Accrued pension liabilities                  638.9        537.9
Other long-term liabilities                  708.2        655.3
Stockholders' equity
 Common stock                                  3.4          3.4
 Accumulated deficit                        (503.1)      (376.2)
 Other capital                             3,911.6      3,883.8
 Accumulated other comprehensive loss     (1,979.1)    (2,004.5)
                                        ----------   ----------
 Stockholders' equity                      1,432.8      1,506.5
                                        ----------   ----------
 Total                                    $5,363.3     $5,620.9

                        UNISYS CORPORATION
         PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                              Nine Months Ended
                                                September 30
                                             ------------------
                                               2005       2004
                                             -------    -------
Cash flows from operating activities
Net income (loss)                            ($126.9)     $73.5
Add (deduct) items to reconcile
 net income (loss) to net cash
 provided by operating activities:
Equity income                                   (3.8)      (7.2)
Depreciation and amortization of properties     89.7       99.9
Depreciation and amortization of
 outsourcing assets                             96.0       88.6
Amortization of marketable software             91.6       96.6
Gain on the sale of facility                   (15.8)
Loss on the tender of debt                      10.7
Increase in deferred income taxes, net           (.6)     (25.3)
Decrease in receivables, net                    20.7       97.2
Decrease in inventories                         19.6       19.1
Decrease in accounts payable and
 other accrued liabilities                    (344.6)    (260.1)
Increase in other liabilities                  199.4       19.8
Increase in other assets                       (48.8)      (9.8)
Other                                           35.3       50.6
                                             -------    -------
Net cash provided by operating activities       22.5      242.9
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   5,758.9    4,423.4
 Purchases of investments                   (5,746.2)  (4,427.4)
 Investment in marketable software             (93.7)     (88.8)
 Capital additions of properties               (84.9)     (95.5)
 Capital additions of outsourcing assets      (115.7)    (126.6)
 Purchases of businesses                         (.5)     (18.6)
 Proceeds from sales of properties              23.4
                                             -------    -------
Net cash used for investing activities        (258.7)    (333.5)
                                             -------    -------
Cash flows from financing activities
 Net proceeds from (reduction in)
  short-term borrowings                          3.8       (1.0)
 Proceeds from employee stock plans             12.8       30.9
 Payments of long-term debt                   (500.2)      (2.3)
 Proceeds from issuance of long-term debt      541.5
                                             -------    -------
Net cash provided by financing activities       57.9       27.6
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                          (16.1)        .8
                                             -------    -------
Decrease in cash and cash equivalents         (194.4)     (62.2)
Cash and cash equivalents, beginning of
 period                                        660.5      635.9
                                             -------    -------
Cash and cash equivalents, end of period      $466.1     $573.7
                                             =======    =======

Reconciliation of GAAP to Non-GAAP
Financial Information

The preceding release presents information with and without pension expense. Unisys believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension expense from period to period and the non-operational nature of pension expense.
The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
           PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                       Three Months Ended
                                       September 30, 2005
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $1,387.1            $1,387.1

Costs and expenses
  Cost of revenue                   1,141.1    ($30.2)  1,110.9
  Selling, general and
    administrative                    261.0      (9.1)    251.9
  Research and development             61.2      (4.9)     56.3
                                   --------  --------  --------
                                    1,463.3     (44.2)  1,419.1
                                   --------  --------  --------
Operating income (loss)               (76.2)     44.2     (32.0)

Interest expense                       17.1                17.1
Other income
 (expense), net                        13.3                13.3
                                   --------  --------  --------
Income (loss) before
 income taxes                         (80.0)     44.2     (35.8)
Provision (benefit) for
 income taxes                         (25.7)     14.2     (11.5)
                                   --------  --------  --------
Net income (loss)                    ($54.3)    $30.0    ($24.3)
                                   ========  ========  ========
Earnings (loss) per share           ($  .16)   $  .09   ($  .07)
                                   ========  ========  ========

                                       Three Months Ended
                                       September 30, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $1,445.7            $1,445.7

Costs and expenses
  Cost of revenue                   1,104.7    ($17.1)  1,087.6
  Selling, general and
    administrative                    303.7      (4.4)    299.3
  Research and development             75.3      (2.0)     73.3
                                   --------  --------  --------
                                    1,483.7     (23.5)  1,460.2
                                   --------  --------  --------
Operating income (loss)               (38.0)     23.5     (14.5)

Interest expense                       16.2                16.2
Other income
 (expense), net                        (3.0)               (3.0)
                                   --------  --------  --------
Income (loss) before
 income taxes                         (57.2)     23.5     (33.7)
Provision (benefit) for
 income taxes                         (82.4)      7.6     (74.8)
                                   --------  --------  --------
Net income                            $25.2     $15.9     $41.1
                                   ========  ========  ========
Earnings per share                   $  .07    $  .05    $  .12
                                   ========  ========  ========

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
           PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                         Nine Months Ended
                                         September 30, 2005
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $4,189.2            $4,189.2

Costs and expenses
  Cost of revenue                   3,405.5    ($95.0)  3,310.5
  Selling, general and
    administrative                    790.0     (27.1)    762.9
  Research and development            192.7     (14.7)    178.0
                                   --------  --------  --------
                                    4,388.2    (136.8)  4,251.4
                                   --------  --------  --------
Operating income (loss)              (199.0)    136.8     (62.2)

Interest expense                       44.9                44.9
Other income
 (expense), net                        45.8                45.8
                                   --------  --------  --------
Income (loss) before
 income taxes                        (198.1)    136.8     (61.3)
Provision (benefit) for
 income taxes                         (71.2)     43.8     (27.4)
                                   --------  --------  --------
Net income (loss)                   ($126.9)    $93.0    ($33.9)
                                   ========  ========  ========
Earnings (loss) per share           ($  .37)   $  .27   ($  .10)
                                   ========  ========  ========

                                         Nine Months Ended
                                         September 30, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $4,296.7            $4,296.7

Costs and expenses
  Cost of revenue                   3,197.1    ($50.4)  3,146.7
  Selling, general and
    administrative                    837.8     (14.1)    823.7
  Research and development            218.1      (6.0)    212.1
                                   --------  --------  --------
                                    4,253.0     (70.5)  4,182.5
                                   --------  --------  --------
Operating income                       43.7      70.5     114.2

Interest expense                       51.4                51.4
Other income
 (expense), net                        21.6                21.6
                                   --------  --------  --------
Income before income taxes             13.9      70.5      84.4
Provision (benefit) for
 income taxes                         (59.6)     22.6     (37.0)
                                   --------  --------  --------
Net income                            $73.5     $47.9    $121.4
                                   ========  ========  ========
Earnings per share                   $  .22    $  .14    $  .36
                                   ========  ========  ========

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
              PRELIMINARY SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                  Three Months Ended
                                  September 30, 2005
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,178.5           $1,178.5
  Gross profit                   133.3   ($29.2)    162.5
   % of revenue                   11.3%              13.8%
  Operating income (loss)        (60.2)   (36.7)    (23.5)
   % of revenue                   -5.1%              -2.0%

Technology Segment
  Total revenue                  265.7              265.7
  Gross profit                   112.6     (1.0)    113.6
   % of revenue                   42.4%              42.8%
  Operating income (loss)        (15.6)    (7.5)     (8.1)
   % of revenue                   -5.9%              -3.0%

Total Company
  Total revenue                1,387.1            1,387.1
  Gross profit                   246.0    (30.2)    276.2
   % of revenue                   17.7%              19.9%
  Operating income (loss)        (76.2)   (44.2)    (32.0)
   % of revenue                   -5.5%              -2.3%

                                  Three Months Ended
                                  September 30, 2004
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment *
  Total revenue               $1,152.3           $1,152.3
  Gross profit                   186.2   ($16.7)    202.9
   % of revenue                   16.2%              17.6%
  Operating income (loss)         (2.2)   (20.6)     18.4
   % of revenue                   -0.2%               1.6%

Technology Segment *
  Total revenue                  357.0              357.0
  Gross profit                   182.0     (0.4)    182.4
   % of revenue                   51.0%              51.1%
  Operating income                49.7     (2.9)     52.6
   % of revenue                   13.9%              14.7%

Total Company
  Total revenue                1,445.7            1,445.7
  Gross profit                   341.0    (17.1)    358.1
   % of revenue                   23.6%              24.8%
  Operating income (loss)        (38.0)   (23.5)    (14.5)
   % of revenue                   -2.6%              -1.0%

* 2004 results exclude charges for cost reductions and related actions as announced on October 6, 2004

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
              PRELIMINARY SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                    Nine Months Ended
                                    September 30, 2005
                              -----------------------------
                                          Less     Without
                                 As      Pension   Pension
                              Reported   Expense   Expense
                              --------   --------  --------
Services Segment
  Total revenue               $3,531.9             $3,531.9
  Gross profit                   406.6    ($92.1)     498.7
   % of revenue                   11.5%                14.1%
  Operating income (loss)       (181.7)   (114.6)     (67.1)
   % of revenue                   -5.1%                -1.9%

Technology Segment
  Total revenue                  850.0                850.0
  Gross profit                   382.8      (2.9)     385.7
   % of revenue                   45.0%                45.4%
  Operating income                (9.2)    (22.2)      13.0
   % of revenue                   -1.1%                 1.5%

Total Company
  Total revenue                4,189.2              4,189.2
  Gross profit                   783.7     (95.0)     878.7
   % of revenue                   18.7%                21.0%
  Operating income (loss)       (199.0)   (136.8)     (62.2)
   % of revenue                   -4.8%                -1.5%

                                    Nine Months Ended
                                    September 30, 2004
                              -----------------------------
                                          Less     Without
                                 As      Pension   Pension
                              Reported   Expense   Expense
                              --------   --------  --------
Services Segment *
  Total revenue               $3,485.4             $3,485.4
  Gross profit                   624.0    ($49.3)     673.3
   % of revenue                   17.9%                19.3%
  Operating income                35.2     (61.0)      96.2
   % of revenue                    1.0%                 2.8%

Technology Segment *
  Total revenue                  977.9                977.9
  Gross profit                   496.2      (1.1)     497.3
   % of revenue                   50.7%                50.9%
  Operating income                94.0      (9.5)     103.5
   % of revenue                    9.6%                10.6%

Total Company
  Total revenue                4,296.7              4,296.7
  Gross profit                 1,099.6     (50.4)   1,150.0
   % of revenue                   25.6%                26.8%
  Operating income                43.7     (70.5)     114.2
   % of revenue                    1.0%                 2.7%

* 2004 results exclude charges for cost reductions and related actions as announced on October 6, 2004

                        UNISYS CORPORATION
                RECONCILATION OF GAAP TO NON-GAAP
        FORWARD-LOOKING ESTIMATED EARNINGS (LOSS) PER SHARE


                                        Three
                                        Months
                                        Ending
                                      12/31/2005
                                      ----------

Earnings per share-
   on a GAAP basis                     .01 - .06

Add back estimated pension expense,
   net of tax                                .09
                                       ---------
Earnings per share-
   on a NON-GAAP basis
   (excluding pension expense)         .10 - .15
                                       =========

NOTE: See section in press release entitled
"Forward-Looking Statements".











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